                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)



                                                 Six                                          Nine
                                               Months                                         Months         Year
                                                Ended         Year Ended September 30,        Ended         Ended
                                              March 31,   -------------------------------  September 30, December 31,
                                                1997       1996         1995       1994        1993         1992
                                              -------     -------     -------     -------     -------     -------
EARNINGS:
Earnings before income taxes                  $62,809     $61,717     $39,759     $41,244     $28,009     $43,054
Interest expense                                8,471      15,921      16,632      16,482      12,664      21,913
Amortization of debt discount and expense          85         173         206         187         147         250
Interest component of rental expense            1,023       1,838       1,604       1,344         953       1,256
                                              -------     -------     -------     -------     -------     -------
                                              $72,388     $79,649     $58,201     $59,257     $41,773     $66,473
                                              =======     =======     =======     =======     =======     =======


FIXED CHARGES:
Interest expense                              $ 8,471     $15,921     $16,632     $16,482     $12,664     $21,913
Amortization of debt discount and expense          85         173         206         187         147         250
Allowance for funds used during
      construction (capitalized interest)          40         107          65         136          87          57
Interest component of rental expense            1,023       1,838       1,604       1,344         953       1,256
                                              -------     -------     -------     -------     -------     -------
                                              $ 9,619     $18,039     $18,507     $18,149     $13,851     $23,476
                                              =======     =======     =======     =======     =======     =======

Ratio of earnings to fixed charges               7.53        4.42        3.14        3.27        3.02        2.83
                                              =======     =======     =======     =======     =======     =======